UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2013

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2013, Molycorp, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had named Geoffrey R. Bedford, age 47, as President and Chief Executive Officer, replacing Constantine Karayannopoulos, the former Interim President and Chief Executive Officer of the Company, effective December 2, 2013. Mr. Karayannopoulos will continue to serve as the Vice Chairman of the Board and, during the transition period, Mr. Karayannopoulos will continue as Interim President and Chief Executive Officer as Mr. Bedford takes on increasing responsibilities.
Mr. Bedford has served as Executive Vice President and Chief Operating Officer of the Company since March 2013, and previously served as Executive Vice President, Rare Earths and Magnetics, from June 2012 until March 2013. Mr. Bedford served as Executive Vice President and Chief Operating Officer of Neo Material Technologies Inc. (“Neo Material”) until Molycorp acquired Neo Material in June 2012. Prior to that time, he served as Executive Vice President of the Performance Materials Division of Neo Material from 2005 to 2011, and as Executive Vice President, Finance, and Chief Financial Officer of Neo Material, from 1999 to 2005.
In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Bedford will enter into an employment agreement (“Employment Agreement”) with the Company’s Canadian subsidiary, Molycorp Minerals Canada ULC. Pursuant to the terms of the Employment Agreement, Mr. Bedford will be entitled to receive an annual base salary of $600,000, subject to increases at the Company’s discretion, and will participate in the Company’s annual incentive plan at a target level of 100% of his base salary and in the Company’s long-term incentive program at a target level of 220% of his base salary. Mr. Bedford will also be entitled to participate in the Company’s retirement, health and other benefit plans and equity plans and programs, including performance-based equity plans, generally available to the Company’s executive officers and will be entitled to certain perquisites.
In addition, in the event Mr. Bedford’s employment is terminated without “cause” by the Company, or for “good reason” by him (as such terms are defined in the Employment Agreement), Mr. Bedford will receive, among other benefits, a continuation of his base salary for a period of up to two years from the date of termination and the payment of his target award under the Company’s annual incentive plan for the year in which termination occurs. In the event Mr. Bedford’s employment is terminated without cause by the Company, or for good reason by him, during the 24-month period following a “change of control” (as such term is defined in the Employment Agreement), Mr. Bedford will receive, among other benefits, a payment in an amount equal to two times his base salary and the payment of two times his target award under the Company’s annual incentive plan for the year in which termination occurs. The Employment Agreement will also contain customary confidentiality, non-solicitation and noncompetition covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Kevin W. Johnson
		Name:	Kevin W. Johnson
		Title:	Executive Vice President and General Counsel

Date: October 11, 2013